Exhibit 10.26

ZYNGA INC.

2007 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

GRANT NUMBER: «Number»

Terms defined in the Company’s 2007 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (“Notice of Grant”).

Name:	«FirstName» «LastName»

Employee ID/Tax ID:	«ID»

You (“Participant”) have been granted an award of Restricted Stock Units (“ZSUs”), subject to the terms and conditions of the Plan, this Notice of Grant, and the attached Restricted Stock Unit Agreement (hereinafter “ZSU Agreement”) under the Plan, as follows:

Total Number of ZSUs:	«Shares»

Vest Start Date:	«VCD»

Date of Grant:	«Grant_Date»

Expiration Date:	«ExpirationDate»

Vesting: You will receive a benefit with respect to a ZSU only if it vests. Two vesting requirements must be satisfied on or before the Expiration Date specified above in order for a ZSU to vest — a time and service-based requirement (the “Time-Based Requirement”) and the “Liquidity Event Requirement” (described below). Your ZSUs will not vest (in whole or in part) if only one (or if neither) of such requirements is satisfied on or before the Expiration Date. If both the Time-Based Requirement and the Liquidity Event Requirement are satisfied on or before the Expiration Date, the vesting date (“Vesting Date”) of a ZSU will be the first date upon which both of those requirements were satisfied with respect to that particular ZSU.

Liquidity Event Requirement: The Liquidity Event Requirement will be satisfied (as to any then-outstanding ZSUs that have not theretofore been terminated pursuant to Section 3 of the ZSU Agreement) on the first to occur of: (1) an underwritten public offering by the Company of its securities that is registered under the United States Securities Act of 1933, as amended (an “IPO”), or (2) a Change of Control.

Time-Based Requirement: The Time-Based Requirement will be satisfied in installments as to the ZSUs as follows: (1) the requirement will be satisfied as to twenty-five percent (25%) of the Total Number of ZSUs subject to the award on the one year anniversary of the Vest Start Date, and (2) on each subsequent three (3) month anniversary of the Vest Start Date (continuing for three years from the one year anniversary of the Vest Start Date) an additional 1/16th of the Total Number of ZSUs will vest; in each case subject to Section 3 of the Notice of Grant.

Settlement: If a ZSU vests as provided for above, the Company will deliver one Share for that ZSU unless at the time of settlement the Committee, in its sole discretion, determines that settlement shall, in whole or in part, be in the form of cash, based on the then Fair Market Value of a Share of the Company’s Class B Common Stock. Notwithstanding the immediately preceding sentence, settlement of ZSUs that become Vested ZSUs upon a Change of Control will be made in Shares, unless otherwise specified in the definitive agreement for such Change of Control. Settlement will occur not later than two and one-half (2-1/2) months following the end of the year in which the Vesting Date applicable to that ZSU occurs

1

Participant understands that his or her employment or consulting relationship with the Company is for an unspecified duration, can be Terminated at any time (i.e., is “at-will”), and that nothing in this Notice of Grant, the ZSU Agreement or the Plan changes the at-will nature of that relationship. Participant acknowledges that the vesting of the ZSUs pursuant to this Notice of Grant is conditioned on the satisfaction of the Time-Based Requirement and the occurrence, on or before the Expiration Date of an IPO or Change of Control. Participant will have no right with respect to the ZSUs to the extent an IPO or Change of Control does not occur on or before the Expiration Date (regardless of the extent to which the Time-Based Requirement was satisfied).

By your signature and the signature of the Company’s representative below, you and the Company agree that this ZSU is granted under and governed by the terms and conditions of the Plan, this Notice of Grant and the ZSU Agreement. You agree that you have reviewed the Plan, this Notice of Grant and the ZSU Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Notice of Grant, and fully understand all provisions of the Plan, this Notice of Grant and the ZSU Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, this Notice of Grant and the ZSU Agreement. You further agree to notify the Company upon any change in your residence address.

ZYNGA INC.		PARTICIPANT

Signature:		Signature:

Print Name:	Reginald D. Davis	Print Name:

Title:	Secretary, General Counsel	Address:
699 Eighth Street
San Francisco, CA 94103

2

ZYNGA INC.

RESTRICTED STOCK UNIT AGREEMENT UNDER THE

2007 EQUITY INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in the Company’s 2007 Equity Incentive Plan (the “Plan”) or in the related Notice of Grant, as the case may be, shall have the same defined meanings in this Restricted Stock Unit Agreement (the “Agreement”).

1. No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested ZSUs, Participant shall have no ownership of the Shares (including, without limitation, voting rights). Further, Participant shall have no right to dividends (or as to any adjustment for dividends, other than stock dividends) as to any dividend record date that occurs before such Shares are issued in settlement of vested ZSUs.

2. No Transfer. The ZSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

3. Termination. If Participant’s service is Terminated for any reason, all ZSUs as to which the Time-Based Requirement has not been satisfied as of the date of such Termination shall automatically terminate upon such Termination. In such event, any ZSUs as to which the Time-Based Requirement had been satisfied will (if an IPO or Change of Control had not occurred) remain outstanding until the first to occur of an IPO, Change of Control, or the Expiration Date In case of any dispute as to whether a Termination of Participant’s service has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination. Further, if an IPO or Change of Control does not occur on or before the Expiration Date, all ZSUs (regardless of whether or not, or the extent to which, the Time-Based Requirement had been satisfied as to such ZSUs) shall automatically terminate upon such Expiration Date. Upon a termination of one or more ZSUs pursuant to this Section 4, Participant shall have no further right with respect to such ZSUs.

4. Acknowledgement. The Company and Participant agree that the ZSUs are granted under and governed by the Notice of Grant, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of each of the foregoing documents, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the ZSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.

5. Withholding of Tax. When the ZSUs are vested and/or settled, the fair market value of the Shares is treated as income subject to withholding by the Company for income and employment taxes. The Company shall, in its discretion, withhold an amount equal to the tax due at vesting and/or settlement from the Participant’s other compensation or require Participant to remit to the Company an amount equal to the tax then due. In its sole discretion and subject to all applicable laws, the Company may instead withhold a number of Shares with a fair market value (determined on the date the Shares are issued) equal to the minimum amount the Company is then required to withhold for taxes. Participant acknowledges that there will be tax consequences upon vesting and/or settlement of the ZSUs and/or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition.

6. Limitations on Transfer of Shares. In addition to any other limitation on transfer created by applicable securities laws, Participant shall not assign, encumber or dispose of any interest in the Shares issued pursuant to this Agreement except in compliance with the provisions below and applicable securities laws.

(a) Right of First Refusal. Before any Shares held by Participant or any transferee of Participant (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth herein (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed Participant or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

(ii) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.

(iii) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Committee in good faith.

(iv) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(v) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided herein, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the Right of First Refusal shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(b) Involuntary Transfer.

(i) Company’s Right to Purchase upon Involuntary Transfer. In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including death or divorce) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase all of the Shares transferred at the Fair Market Value of the Shares on the date of transfer. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.

(ii) Price for Involuntary Transfer. With respect to any stock to be transferred pursuant to subsection (b)(i) above, the price per Share shall be a price set by the Committee that will reflect the current value of the stock in terms of present earnings and future prospects of the Company.

The Company shall notify Participant or his or her executor of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Shares. However, if the Participant does not agree with the valuation as determined by the Committee, the Participant shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and the Participant and whose fees shall be borne equally by the Company and the Participant.

(c) Assignment. The Company’s rights under this Section 6 may be assigned in whole or in part to any shareholder or shareholders of the Company or other persons or organizations.

(d) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this agreement. Any sale or transfer of the Company’s Shares shall be void unless the provisions of this agreement are satisfied.

(e) Termination of Rights. The rights provided under this Section 6 shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), or as otherwise determined by the Company or its successor.

7. Market Standoff Agreement. Participant agrees that in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Participant will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such reasonable period of time after the effective date of such registration as may be requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify. Participant will enter into any agreement reasonably required by the underwriters to implement the foregoing.

8. Compliance with Laws and Regulations. In accordance with Section 16 of the Plan, the issuance of Shares will be subject to and conditioned upon compliance with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer. Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company may deem necessary or reasonably desirable to ensure compliance with all applicable legal and regulatory requirements.

9. Legend on Certificates. The certificates representing the Shares issued hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, this Restricted Stock Unit Agreement or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

11. Entire Agreement; Amendment; Severability. The Plan and Notice of Grant are incorporated herein by reference. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof (including, without limitation, any other form of equity award (such as stock options) that may have been set forth in any employment offer letter or other agreement between the parties). The Plan, this Agreement and the

Notice of Grant may be amended pursuant to Section 21 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof or of the Notice of Grant in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

12. Plan. The ZSUs and all rights of the Participant under this Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Participant agrees to be bound by the terms of the Plan, the Notice of Grant and this Agreement. The Participant acknowledges having read and understood the Plan, the Notice of Grant and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

13. No Rights as Employee, Director or Consultant. Nothing in the Plan, the Notice of Grant or this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause, affect the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confer upon the Participant any right to remain employed by or in service to the Company or any Parent or Subsidiary of the Company, interfere in any way with the right of the Company or any Parent or Subsidiary of the Company at any time to terminate such employment or service, or affect the right of the Company or any Parent or Subsidiary of the Company to increase or decrease the Participant’s other compensation.

4